UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
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Preliminary Information Statement
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Definitive Information Statement

MEDITE CANCER DIAGNOSTICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDITE CANCER DIAGNOSTICS, INC.
10524 Moss Park Rd. Ste-204-357
Orlando, FL 32832
 (407) 996-9630

  Notice of Action by Written Consent of Shareholders

Dear Stockholder:

MEDITE Cancer Diagnostics, Inc., a Delaware corporation. (the “Company”), hereby notifies our stockholders of record on [_____], 2019, that stockholders holding approximately 54.8% of the voting power have approved, by written consent in lieu of a special meeting on February 28, 2019 to amend our Certificate of Incorporation to increase the number of authorized shares of common stock, $.001 par value per share, from 200,000,000 to 10,000,000,000.

 This Information Statement is first being mailed to our stockholders of record as of the close of business on March [__], 2019. The actions contemplated herein will not be effective until March [__], 2019, a date which is at least 20 days after the date on which this Information Statement is first mailed to our stockholders of record. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate actions are taken by consent of the holders of a majority of the shares outstanding, and pursuant to Delaware law and the Company’s bylaws that permit holders of a majority of the voting power to take a stockholder action by written consent. Proxies are not being solicited because stockholders holding approximately 54.8% of the issued and outstanding voting capital stock of the Company hold more than enough shares to effect the proposed action and have voted in favor of the proposal contained herein.

Exhibit A:  Amendment to the Company’s Certificate of Incorporation

/s/ Elmar A. Dave
President and CEO
March [__], 2019

 MEDITE CANCER DIAGNOSTICS, INC.
10524 Moss Park Rd. Ste-204-357
Orlando, FL 32832
 (407) 996-9630

  INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being furnished to the stockholders of MEDITE Cancer Diagnostics, Inc., a Delaware corporation (the “Company”), in connection with the adoption of an Amendment to our Certificate of Incorporation increasing our authorized common stock, par $0.001, from 200,000,000 to 10,000,000,000 shares (the “Amendment”), by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On February 28, 2019, our Board of Directors approved and, on February 28, 2019, the holders of a majority of our voting capital stock approved the Amendment. We will, following the expiration of the 20 day period mandated by Rule 14C of the Exchange Act and the provisions of the Delaware General Corporation Law, file the Amendment with the Delaware Secretary of State. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

Voting Securities

As of the date of this Information Statement, our voting securities consist of our Common Stock, of which 86,196,700 shares are outstanding, and 19,022 shares of Series E preferred stock, par value $0.001 (“Preferred Stock”, and collectively with the Common Stock, the “Voting Stock”) that vote on an as-converted basis. Approval of the Amendment requires the affirmative consent of a majority of the shares of our Voting Stock issued and outstanding at February 28, 2019. The quorum necessary to conduct business of the stockholders consisted of a majority of the Voting Stock issued and outstanding as of February 28, 2019.

Stockholders who beneficially own (i) approximately 54.8% of the issued and outstanding Voting Stock are the “Consenting Stockholders.” The Consenting Stockholders have the power to vote 54.8% of our Common Stock, which number exceeds the majority of the issued and outstanding shares of our Common Stock on the date of this Information Statement. The Consenting Stockholders have consented to the proposed action set forth herein and had and have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

The approval of these actions by written consent is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority of our voting securities.

This Information Statement will be mailed on or about March [__], 2019, to stockholders of record as of [__________], 2019 (“Record Date”), and is being delivered to inform you of the corporate actions described herein before such actions take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

The Delaware General Corporation Law does not provide for dissenter’s rights of appraisal in connection with the proposed actions nor have we provided for appraisal rights in our Certificate of Incorporation or Bylaws.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO EFFECT AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Our Board of Directors and Consenting Stockholders have approved and adopted an amendment to the Company’s Certificate of Incorporation to effect an increase number of authorized shares of the Company’s Common Stock from 200,000,000 to 10,000,000,000.

Purpose and Effect of the Proposed Amendment

The proposed increase in the number of authorized shares of Common Stock is necessary in order to provide flexibility to issue shares for general corporate purposes that may be identified in the future including, but not limited to, funding the acquisition of other companies, raising equity capital through the issuance of shares of Common Stock, Preferred Stock or debt or equity securities convertible or exercisable into shares of Common Stock, having a sufficient number of authorized shares to cover the convertible notes outstanding, or in the case of Common Stock, adopting additional employee benefit plans or reserving additional shares for issuance under existing plans. No additional action or authorization by stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which our Common Stock is then listed or quoted. Examples of circumstances in which further stockholder authorization generally would be required for issuance of such additional shares include (a) transactions that would result in a change of control of the Company, and (b) adoption of, increases in shares available under, or material changes to equity compensation plans. We have no current plans, proposals or arrangements to engage in any corporate transactions that would require the issuance of the additional shares being authorized pursuant to this proposal.

The additional authorized shares would become part of the existing class of Common Stock, and the amendment would not affect the terms of the outstanding Common Stock or the rights of the holders of the Common Stock. The Company stockholders do not have preemptive rights with respect to our Common Stock. Should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. Therefore, additional issuances of Common Stock could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

Anti−takeover Provisions

We are not introducing this proposal with the intent that it be utilized as a type of anti−takeover device. However, this action could, under certain circumstances, have an anti−takeover effect. For example, in the event of a hostile attempt to acquire control of the Company, we could seek to impede the attempt by issuing shares of Common Stock or Preferred Stock, which would effectively dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. Further, we could issue additional shares in a manner that would impede the efforts of stockholders to elect directors other than those nominated by the then current Board of Directors. These potential effects of the proposed increase in the number of authorized shares could limit the opportunity for the Company stockholders to dispose of their shares at the higher price generally available in takeover attempts or to elect directors of their choice. We have no current plans or proposals to enter into any other arrangement that could have material anti−takeover consequences.

Certificate of Incorporation and Bylaws

Other provisions of the Company’s Certificate of Incorporation and bylaws may have the effect of deterring unsolicited attempts to acquire a controlling interest in the Company or impeding changes in our management. Preferred Stock may be issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate. In the event that we determine to issue any shares of Preferred Stock, a certificate of designation containing the rights, privileges, and limitations of this series of Preferred Stock will be filed with the Secretary of State of the State of Delaware. The effect of this Preferred Stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring, or preventing a change in control of the Company without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our Common Stock.

Our Certificate of Incorporation does not provide our stockholders with cumulative voting rights.

We are not aware of any attempt to take control of the Company and are not presenting this proposal with the intent that it be utilized as a type of anti−takeover device. The proposal is being made at this time to make available a sufficient number of shares of Common Stock to meet the Company’s current potential obligations to issue Common Stock and to provide us with greater flexibility to issue shares for general corporate purposes that may be identified in the future.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of February28, 2019, certain information concerning the beneficial ownership of Common Stock by (i) each person known by the company to be the owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) our executive officers, and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or the power to transfer, and stock options and other rights to acquire Common Stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 86,196,700 shares outstanding. Except as otherwise indicated, the address of each person is c/o MEDITE Cancer Diagnostics, Inc., 10524 Moss Park Rd. Ste-204-357, Orlando FL 82832.

Shareholder	Position	Beneficial Ownership	Convertible Notes	Warrants	Total Dilutive Shares		Percentage Ownership
Austin Lewis	Director	38,824,496	38,820,000	312,597	77,957,093	(1)	45.04%
Greg Fortunoff	Director	1,623,333	2,398,974	512,821	4,535,128	(2)	1.88%
John Abeles	Director	1,566,851	1,373,333	216,750	3,156,934	(3)	1.82%
Joel Kanter	Director	833,333	372,781	169,724	1,375,838	(4)	0.97%
Elmar Dave	Director & Officer	0	0	-	0		0.00%
Jeff Rencher	Officer	666,667	666,667	-	1,333,334	(5)	0.77%
Bigger Capital Fund, LP	Shareholder	8,469,333	8,469,333	-	16,986,666	(6)	9.85%
Michael Ott	Shareholder	7,500,000	-	-	7,500,000		8.70%
Michaela Ott	Shareholder	7,500,000	-	-	7,500,000		8.70%
GPB Debt	Institution	-	8,240,615	4,120,308	12,360,923	(7)	9.56%

Total		67,008,013	60,365,703	5,332,200	132,705,916		77.74%
All beneficial owners and management as a group (10 persons)

(1)
Includes: 38,820,000 of convertible notes, convertible at $0.075 per share, 105,194 of convertible debt, convertible at $0.30 per share and 260,000 warrants to purchase shares of common stock at an exercise price of $0.50 a share related to the issuance of secured promissory notes issued on December 31, 2015 and 52,597 convertible warrants to purchase common stock at an exercise price of $0.30.

(2)
Includes: 1,623,333 of convertible notes, convertible at $0.075 per share, 1,025,641 of convertible debt, convertible at $0.30 per share and 512,821 convertible warrants to purchase common stock at an exercise price of $0.30.

(3)
Includes: 192,518 shares owned by Northlea Partners, Ltd., of which Dr. Abeles is General Partner; and (ii) 1000 shares of common stock awarded in 2009 that have not yet been issued. Dr. Abeles disclaims beneficial ownership of all shares owned by, or issuable to, Northlea Partners except shares attributable to his 1% interest in Northlea Partners as General Partner. Includes 1,066,667 of convertible notes, convertible at $0.075 per share, Includes 28,000 warrants to purchase shares of common stock at exercise prices between $4.00 and $6.00 for Mr. Abeles and 33,750 to Northlea Partners with similar terms. Includes Northlea Partners 75,000 warrants to purchase shares of common stock at an exercise price of $0.80 a share related to the secured promissory notes dated May 26, 2016 and 80,000 warrants to purchase common stock at an exercise price of $0.50.

(4)
Includes 100,000 shares purchased by the Kanter Family Foundation, 200,000 shares purchased by Chicago Investments, Inc., 200,000 purchased by CIBC Trust Co. Limited as trustee of St Johns J1 Decendants Trust and 333,333 shares received through the purchase of convertible notes. Includes 1,373,333 of convertible notes, convertible at $0.075 per share, 39448 of convertible debt, convertible at $0.30 per share and 512,821 convertible warrants to purchase common stock at an exercise price of $0.30. Includes: 169,724 warrants convertible warrants to purchase common stock at an exercise price of $0.30.

(5)
Includes: 666,667of convertible notes, convertible at $0.075 per share.

(6)
Includes: 8,469,333 of convertible notes, convertible at $0.075 per share.

(7)
Includes: 8,240,615 of convertible debt, convertible at $0.30 per share and 4,120,308 convertible warrants to purchase common stock at an exercise price of $0.30.

Series E Convertible Preferred Stock

The following table sets forth certain information with respect to holdings of our Series E Convertible Preferred Stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of the Company’s Series E Convertible Preferred Stock outstanding as of such date, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Kevin F. Flynn June 1992 Non-Exempt Trust 120 South LaSalle Street Chicago, IL 60602	464	(3)	35.03%

Rolf Lagerquist 4522 CO Road 21 NE Elgin, MN 55932	139	(4)	10.51%

(1)
No executive officers or directors own any shares of Series E Convertible Preferred Stock.

(2)
Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. There were 19,022 shares of Series E Convertible Preferred Stock outstanding as of the close of business on February 28, 2019.

(3)
Converts into 464 shares of common stock, including shares issuable upon payment of cumulative dividends.

(4)
Converts into 139 shares of common stock, including shares issuable upon payment of cumulative dividends.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement.

Security holders sharing an address and receiving a single copy may request to receive a separate Information Statement at MEDITE Cancer Diagnostics, Inc., 10524 Moss Park Rd. Ste-204-357, Orlando, FL 32832. Security holders sharing an address can request delivery of a single copy of the Information Statement if they are receiving multiple copies may also request to receive a separate Information Statement at MEDITE Cancer Diagnostics, Inc., 10524 Moss Park Rd. Ste-204-357, Orlando, FL 32832. Our telephone number is (480) 996-9630.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC to furnish us with copies of all such reports they file.  Specific due dates for such reports have been established by the SEC and we are required to disclose any failure to file reports by such dates.  We believe that during the fiscal year ended December 31, 2018, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our filings with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting MEDITE Cancer Diagnostics, Inc., 10524 Moss Park Rd. Ste-204-357, Orlando, FL 32832. Our telephone number is (480) 996-9630.

Date: March [__], 2019	MEDITE Cancer Diagnostics, Inc.

By Order of the Board of Directors

	By:	/s/ Elmar A. Dave
Elmar A. Dave
President and CEO

 Exhibit A
AMENDMENT TO MEDITE CANCER DIAGNOSTICS, INC. CERTIFICATE OF INCORPORATION

 CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
MEDITE CANCER DIAGNOSTICS, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

MEDITE Cancer Diagnostics, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1.          The Board of Directors of the Corporation (the “Board”), acting by Unanimous Written Consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”) adopted a resolution authorizing the Corporation to increase the number of shares of the common stock, $.001 par value per share (the “Common Stock”) that the Corporation is authorized to issue from 200,000,000 to 10,000,000,000 and to file this Certificate of Amendment:

Article FOURTH of the Certificate of Incorporation shall be amended by deleting Section 4.1 in its entirety and submitting therefor the following:

“Section 4.1. The total number of shares of stock which the Corporation is authorized to issue is TEN BILLION AND TEN MILLION (10,010,000,000) shares, comprised of TEN BILLION (10,000,000,000) shares of common stock, par value $0.001 per share, and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share.”

2.          That in lieu of a meeting and vote of stockholders, the holders of a majority in interest of record of the issued and outstanding shares of Common Stock have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

3.          That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, MEDITE Cancer Diagnostics, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this ____ day of ________, 2019

MEDITE CANCER DIAGNOSTICS, INC. By: _____________________ Name: Title: